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LendingClub Cautions Investors Against Potential Unsolicited Exchange Offer from IEG Holdings
Company Receives Unsolicited Exchange Offer; Board of Directors Unanimously Recommends Stockholders Ignore Exchange Offer, If and When Made

SAN FRANCISCO, July 7, 2017 /PRNewswire/ -- LendingClub (NYSE: LC), America’s largest online marketplace connecting borrowers and investors, today announced that on June 29, 2017, its Board of Directors (the “Board”) received a letter from IEG Holdings Corporation (“IEG”) stating its intention to acquire up to 9.99% of the outstanding common stock of LendingClub on the basis of two shares of IEG common stock for each share of LendingClub common stock, representing a 38% discount to the current trading price of LendingClub’s common stock. The Board believes there is no rational economic basis upon which LendingClub stockholders should accept IEG’s proposed exchange offer, which appears intended to mislead investors into mistakenly tendering into a deeply discounted offer. The Board has unanimously concluded the offer is grossly inadequate, is not in the best interests of LendingClub and its stockholders and urges stockholders not to be misled into tendering into the offer, if and when it is made.

There is ample evidence indicating that IEG is a short term investor and is attempting to profit at the expense of LendingClub investors for its own personal gain:

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The company set up operations in the US (in a Las Vegas strip mall) after the Australian Securities & Investments Commission issued a stop order relating to the sale of securities by IEG’s predecessor in Australia

–	As detailed below, earlier this year, in less than six months, IEG converted a similar offer into a cash-raising scheme for itself

The Board unanimously recommends that stockholders simply ignore IEG’s proposed exchange offer, if and when made.

In making its determination, the Board considered:

The deeply discounted value of the proposed exchange offer

•	IEG’s common stock is traded over the counter, not listed on any exchange, and closed at $1.03 per share on July 6, 2017

•	Compared to the closing price for LendingClub’s common stock of $5.37 on that date, IEG’s exchange offer represents a 38% discount to LendingClub’s current trading price

Shares of IEG would be a poor investment

•	IEG purports to provide unsecured $5,000 and $10,000 online consumer loans under the brand name “Mr. Amazing Loans”

•	As of July 6, 2017, IEG’s market capitalization was approximately $10.0 million

•	As of March 31, 2017, IEG had total assets of approximately $6.4 million and a net loss of approximately $4.3 million on revenues of less than $2.5 million for the trailing twelve months

•	Shares of IEG are extremely volatile - ranging from $0.56 to $22.00 during the last 52 weeks

The form of the proposed offer consideration is an illiquid, highly concentrated, over-the-counter stock

•	IEG’s common stock has limited liquidity and significant volatility, as compared to LendingClub’s common stock listed on the NYSE

•	IEG’s founder, CEO and sole director, Paul Mathieson, owns approximately 54% of the outstanding shares of common stock

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Mr. Mathieson’s ownership of IEG will soon expand, based on IEG’s recently announced 1-for-1,000 reverse stock split to be immediately followed by a 1,000-for-1 forward stock split, to become effective July 25, 2017, pursuant to which shareholders of less than 1,000 shares of IEG will be forcibly cashed

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The proposed exchange offer will generally be taxable to LendingClub stockholders

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LendingClub stockholders who receive shares of IEG common stock in exchange for such stockholders’ shares of LendingClub common stock generally will realize a taxable event under U.S. Federal Income Tax, which could result in a gain or loss depending upon their tax bases in their shares of LendingClub common stock

IEG’s troublesome track record and practices in a prior exchange offer; a timeline:

•	In less than six months, IEG converted a similar offer into a steep loss for stockholders and a cash-raising scheme for itself

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January 5, 2017: IEG commenced an exchange offer for all outstanding shares of OneMain Holdings, Inc. (“OneMain”) on the basis of two shares of common stock of IEG for each share of OneMain, which represented a 53% discount to the trading price of OneMain stock

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March 27, 2017: after IEG shares had lost more than 70 percent of their market value and only 6,348 shares of OneMain had been tendered, IEG amended its exchange offer to acquire up to a maximum of 6,747,723 shares of OneMain, representing approximately 4.99 percent of OneMain outstanding shares, on the basis of 20 shares of common stock of IEG for each share of OneMain. The offer, if accepted in full, would have resulted in OneMain shareholders owning over 93% of IEG, effectively converting what had been an offer for OneMain into a sale of IEG - to the direct benefit of its primary shareholder and owner, Paul Mathieson

◦	June 16, 2017: IEG announced that it had “successfully” closed its exchange offer, acquiring 151,994 OneMain shares, representing approximately 0.1% of the shares of OneMain outstanding

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June 23, 2017: IEG announced that it had sold all of the OneMain shares it had acquired in the exchange offer for $3.4 million in cash, effectively converting its original exchange offer into a cash-raising scheme for IEG

The full text of IEG’s letter is being furnished as an exhibit to a filing on Form 8-K that is being filed with the Securities and Exchange Commission today.

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to LendingClub.

About LendingClub

LendingClub was founded to transform the banking system to make credit more affordable and investing more rewarding. Today, LendingClub’s online credit marketplace connects borrowers and investors to deliver more efficient and affordable access to credit. Through its technology platform, LendingClub is able to create cost efficiencies and passes those savings onto borrowers in the form of lower rates and to investors in the form of solid returns. LendingClub is based in San Francisco, California. Currently, residents of the following states may invest in Lending Club notes: AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, ME, MD, MI, MN, MO, MS, MT, ND, NE, NH, NJ, NV, NY, OK, OR, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, or WY. All loans are made by federally regulated issuing bank partners. More information is available at https://www.lendingclub.com.

Additional Information and Where You Can Find It

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities. If and when IEG commences its proposed exchange offer, LendingClub will file a solicitation/recommendation statement on Schedule 14D-9 regarding the exchange offer with the U.S. Securities and Exchange Commission (“SEC”). LendingClub stockholders and investors are advised to carefully read LendingClub’s solicitation/recommendation statement regarding the exchange offer by IEG, which will contain important information, when it becomes available before making any investment decision with respect to any exchange offer from IEG. Free copies of the solicitation/recommendation statement and other documents filed with the SEC will be available at the SEC’s web site at www.sec.gov, or at the Investor Relations section of the LendingClub web site at www.lendingclub.com,

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and will also be available, without charge, by directing requests to LendingClub’s Investor Relations department at IR@lendingclub.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events or performance, and underlying assumptions and other statements related thereto. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; the ability to achieve cost savings from recent restructurings; LendingClub’s ability to continue to attract and retain new and existing retail and institutional investors; competition; overall economic conditions; demand for the types of loans facilitated by LendingClub; default rates and those factors set forth in the section titled “Risk Factors” in LendingClub’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each filed with the SEC. LendingClub may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. LendingClub does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.